TEMPUR SEALY REPORTS RECORD THIRD QUARTER RESULTS
-Net Sales Increased 20% Compared to the Third Quarter of 2020, Direct Sales Increased 79%
-EPS Increased 52.6% to $0.87, Adjusted EPS Increased 18.9% to $0.88
-Raises 2021 Adjusted EPS Guidance Range to $3.20 to $3.30

LEXINGTON, KY, October 28, 2021 - Tempur Sealy International, Inc. (NYSE: TPX) announced financial results for the third quarter ended September 30, 2021. The Company also issued updated financial guidance for the full year 2021 that reflects the improved business performance.

THIRD QUARTER 2021 FINANCIAL SUMMARY

•Total net sales increased 20.0% to $1,358.3 million as compared to $1,132.3 million in the third quarter of 2020. On a constant currency basis(1), total net sales increased 19.2%, with an increase of 11.9% in the North America business segment and an increase of 71.6% in the International business segment.
•Gross margin was 42.5% as compared to 46.8% in the third quarter of 2020. Adjusted gross margin(1) was 46.9% in the third quarter of 2020. There were no adjustments to gross margin in the third quarter of 2021.
•Operating income increased 38.6% to $249.8 million as compared to $180.2 million in the third quarter of 2020. Operating income in the third quarter of 2020 included $45.2 million of amortization for aspirational plan stock-based compensation. Adjusted operating income(1) increased 11.0% to $252.1 million as compared to $227.2 million in the third quarter of 2020.
•Net income increased 46.1% to $177.4 million as compared to $121.4 million in the third quarter of 2020. Adjusted net income(1) increased 15.6% to $179.6 million as compared to $155.4 million in the third quarter of 2020.
•Earnings before interest, tax, depreciation and amortization ("EBITDA")(1) increased 5.5% to $295.2 million as compared to $279.9 million in the third quarter of 2020. Adjusted EBITDA(1) increased 6.6% to $297.6 million as compared to $279.3 million in the third quarter of 2020.
•Earnings per diluted share ("EPS") increased 52.6% to $0.87 as compared to $0.57 in the third quarter of 2020. Adjusted EPS(1) increased 18.9% to $0.88 as compared to $0.74 in the third quarter of 2020.

KEY HIGHLIGHTS

(in millions, except percentages and per common share amounts)	Three Months Ended		% Reported Change	% Constant Currency Change(1)
	September 30, 2021	September 30, 2020
Net sales	$1,358.3	$1,132.3	20.0%	19.2%
Net income	$177.4	$121.4	46.1%	44.2%
Adjusted net income (1)	$179.6	$155.4	15.6%	14.0%
EBITDA(1)	$295.2	$279.9	5.5%	4.3%
Adjusted EBITDA(1)	$297.6	$279.3	6.6%	5.4%
EPS	$0.87	$0.57	52.6%	50.9%
Adjusted EPS (1)	$0.88	$0.74	18.9%	17.6%

Company Chairman and CEO Scott Thompson commented, "Our strong third quarter sales performance was driven by growth across all brands, products, channels and segments. Our broad-based performance is especially notable given the strong prior year comparative period and our inability to fully meet market demand in the quarter due to continued supply chain constraints. We continue to see opportunity to further grow our business and extend our lead in the design, manufacture and distribution of bedding products over the long term. Our key building blocks to future growth include the meaningful expansion of our total global addressable market via our OEM initiative and our TEMPUR international product launch, our industry-leading innovation capabilities and our balanced capital allocation philosophy. In 2022 and beyond, we expect to leverage these complementary building blocks to deliver double-digit sales and EPS growth."

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Business Segment Highlights

The Company's business segments include North America and International. Corporate operating expenses are not included in either of the business segments and are presented separately as a reconciling item to consolidated results.

North America net sales increased 12.6% to $1,120.0 million as compared to $994.7 million in the third quarter of 2020. On a constant currency basis(1), North America net sales increased 11.9% as compared to the third quarter of 2020. Gross margin was 39.9% as compared to 44.7% in the third quarter of 2020. Adjusted gross margin(1) was 44.8% in the third quarter of 2020. There were no adjustments to gross margin in the third quarter of 2021. Operating margin was 21.2% as compared to 23.6% in the third quarter of 2020. Adjusted operating margin(1) was 23.8% in the third quarter of 2020. There were no adjustments to operating margin in the third quarter of 2021.

North America net sales through the wholesale channel increased $104.1 million, or 11.7%, to $991.2 million, as compared to the third quarter of 2020, primarily driven by broad-based demand across our retail partners. North America net sales through the direct channel increased $21.2 million, or 19.7%, to $128.8 million, primarily driven by strong company-owned stores sales growth, as compared to the third quarter of 2020.

North America gross margin declined 490 basis points as compared to adjusted gross margin(1) in the third quarter of 2020. The decline was driven by pricing benefit to sales with no improvement in gross margin, operational inefficiencies and unfavorable brand mix driven by supply chain issues. North America operating margin declined 260 basis points as compared to adjusted operating margin(1) in the third quarter of 2020. The decline was primarily driven by gross margin, partially offset by operating expense leverage.

International net sales increased 73.2% to $238.3 million as compared to $137.6 million in the third quarter of 2020. On a constant currency basis(1), International net sales increased 71.6% as compared to the third quarter of 2020. Gross margin was 54.6% as compared to 61.9% in the third quarter of 2020. Operating margin was 21.1% as compared to 29.9% in the third quarter of 2020. Adjusted operating margin(1) was 22.1% as compared to 30.2% in the third quarter of 2020.

International net sales through the wholesale channel increased $7.9 million, or 7.9%, to $108.0 million as compared to the third quarter of 2020. International net sales through the direct channel increased $92.8 million, or 247.5%, to $130.3 million, primarily driven by the acquisition of Dreams Topco Limited ("Dreams") on August 2, 2021, as compared to the third quarter of 2020.

International gross margin declined 730 basis points as compared to the third quarter of 2020. The decline was primarily driven by the acquisition of Dreams and pricing benefit to sales with no improvement in gross margin. Dreams' margin profile is lower than our historical international margins as they sell a variety of products across a range of price points. International adjusted operating margin(1) declined 810 basis points as compared to the third quarter of 2020. The decline was primarily driven by the acquisition of Dreams, the decline in gross margin and operating expense deleverage.

Corporate operating expense decreased to $37.5 million as compared to $96.1 million in the third quarter of 2020. The decrease in operating expense was primarily driven by amortization for the Company's aspirational plan and other stock-based compensation.
Consolidated net income increased 46.1% to $177.4 million as compared to $121.4 million in the third quarter of 2020. Adjusted net income(1) increased 15.6% to $179.6 million as compared to $155.4 million in the third quarter of 2020. EPS increased 52.6% to $0.87 as compared to $0.57 in the third quarter of 2020. Adjusted EPS(1) increased 18.9% to $0.88 as compared to $0.74 in the third quarter of 2020.

The Company ended the third quarter of 2021 with total debt of $2.4 billion and consolidated indebtedness less netted cash(1) of $1.9 billion. Leverage based on the ratio of consolidated indebtedness less netted cash(1) to adjusted EBITDA(1) was 1.68 times for the trailing twelve months ended September 30, 2021.

During the third quarter of 2021, the Company repurchased 4.1 million shares of its common stock for a total cost of $190.3 million. Over the last twelve months, the Company has repurchased 19.6 million shares of its common stock for a total cost of $698.0 million. As of September 30, 2021, the Company had approximately $186.9 million available under its existing share repurchase authorization. In a separate press release issued today, the Company announced that its Board of Directors increased the authorization under its share repurchase program to $600.0 million.

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Additionally, today the Company announced that its Board of Directors declared a quarterly cash dividend of 9 cents per share payable on November 23, 2021, to shareholders of record at the close of business on November 11, 2021.

Financial Guidance

The Company updated its financial guidance for 2021 to reflect the improved business trends. For the full year, the Company currently expects net sales growth to exceed 35% over prior year, with adjusted EPS(1) between $3.20 and $3.30. The midpoint of this guidance implies an increase of 70% from the Company's prior year adjusted EPS(1) of $1.91.

The Company noted that its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control.

Conference Call Information

Tempur Sealy International, Inc. will host a live conference call to discuss financial results today, October 28, 2021, at 8:00 a.m. Eastern Time. The call will be webcast and can be accessed on the Company's investor relations website at investor.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company's website for 30 days.

Non-GAAP Financial Measures and Constant Currency Information

For additional information regarding EBITDA, adjusted EBITDA, adjusted EPS, adjusted net income, adjusted gross profit, adjusted gross margin, adjusted operating income (expense), adjusted operating margin, consolidated indebtedness and consolidated indebtedness less netted cash (all of which are non-GAAP financial measures), please refer to the reconciliations and other information included in the attached schedules. For information on the methodology used to present information on a constant currency basis, please refer to "Constant Currency Information" included in the attached schedules.

Forward-Looking Statements

This press release contains statements that may be characterized as "forward-looking," within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, guidance, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "assumes," "estimates," "expects," "guidance," "anticipates," "might," "projects," "plans," "proposed," "targets," "intends," "believes," "will" and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company's expectations regarding the Dreams acquisition, quarterly cash dividend, the Company's share repurchase targets, the Company's expectations regarding net sales for 2021, EBITDA and Adjusted EBITDA for 2021, and EPS and Adjusted EPS for 2021 and subsequent periods and the Company's expectations for increasing sales growth, product launches, channel growth, acquisitions and commodities outlook. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risk factors include the risk factors discussed under the heading "Risk Factors" in Part I, ITEM 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International, Inc.

Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a global leader in the design, manufacture and distribution of bedding products, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic®, Sealy® featuring Posturepedic® Technology and Stearns & Foster® and our non-branded offerings include value-focused private label and OEM products. Our distinct brands allow for complimentary merchandising strategies and are sold through third-party retailers, our Company-owned stores and e-commerce channels. This omni-channel strategy ensures our products are offered where ever and how ever customers want to shop.

Lastly, we accept our global responsibility to serve all stakeholders, our community and environment. We have and are implementing programs consistent with our responsibilities.

Investor Relations Contact:

Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in millions, except percentages and per common share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Chg %	September 30,		Chg %
	2021	2020		2021	2020
Net sales	$1,358.3	$1,132.3	20.0%	$3,571.2	$2,619.9	36.3%
Cost of sales	781.2	602.1		2,017.0	1,466.7
Gross profit	577.1	530.2	8.8%	1,554.2	1,153.2	34.8%
Selling and marketing expenses	243.8	229.7		658.3	535.8
General, administrative and other expenses	90.3	125.1		254.9	288.1
Equity income in earnings of unconsolidated affiliates	(6.8)	(4.8)		(20.5)	(9.6)
Operating income	249.8	180.2	38.6%	661.5	338.9	95.2%

Other expense, net:
Interest expense, net	13.5	20.1		45.8	61.0
Loss on extinguishment of debt	—	0.9		23.0	0.9
Other expense (income), net	0.1	(0.5)		(0.3)	0.3
Total other expense, net	13.6	20.5		68.5	62.2

Income from continuing operations before income taxes	236.2	159.7	47.9%	593.0	276.7	114.3%
Income tax provision	(58.7)	(40.3)		(143.9)	(73.2)
Income from continuing operations	177.5	119.4	48.7%	449.1	203.5	120.7%
(Loss) income from discontinued operations, net of tax	(0.1)	2.4		(0.6)	1.3
Net income before non-controlling interests	177.4	121.8	45.6%	448.5	204.8	119.0%
Less: Net income (loss) attributable to non-controlling interests	—	0.4		(0.2)	0.7
Net income attributable to Tempur Sealy International, Inc.	$177.4	$121.4	46.1%	$448.7	$204.1	119.8%

Earnings per common share:

Basic
Earnings per share for continuing operations	$0.91	$0.58		$2.26	$0.97
Earnings per share for discontinued operations	—	0.01		—	0.01
Earnings per share	$0.91	$0.59	54.2%	$2.26	$0.98	130.6%

Diluted
Earnings per share for continuing operations	$0.87	$0.56		$2.18	$0.96
Earnings per share for discontinued operations	—	0.01		—	0.01
Earnings per share	$0.87	$0.57	52.6%	$2.18	$0.97	124.7%

Weighted average common shares outstanding:
Basic	195.8	206.4		198.9	208.8
Diluted	203.4	211.6		205.9	211.6

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions)

	September 30, 2021	December 31, 2020
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$503.3	$65.0
Accounts receivable, net	510.2	383.7
Inventories	384.9	312.1
Prepaid expenses and other current assets	84.4	207.6
Total Current Assets	1,482.8	968.4
Property, plant and equipment, net	556.6	507.9
Goodwill	1,082.1	766.3
Other intangible assets, net	755.7	630.1
Operating lease right-of-use assets	464.5	304.3
Deferred income taxes	17.3	13.5
Other non-current assets	108.3	118.1
Total Assets	$4,467.3	$3,308.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$463.4	$324.1
Accrued expenses and other current liabilities	602.7	585.1
Current portion of long-term debt	53.0	43.9
Income taxes payable	40.3	21.7
Total Current Liabilities	1,159.4	974.8
Long-term debt, net	2,285.8	1,323.0
Long-term operating lease obligations	413.5	275.1
Deferred income taxes	96.6	90.4
Other non-current liabilities	141.0	131.8
Total Liabilities	4,096.3	2,795.1

Redeemable non-controlling interest	8.5	8.9

Total Stockholders' Equity	362.5	504.6
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$4,467.3	$3,308.6

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS:
Net income before non-controlling interests	$448.5	$204.8
Loss (income) from discontinued operations, net of tax	0.6	(1.3)
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	82.5	72.5
Amortization of stock-based compensation	46.3	86.6
Amortization of deferred financing costs	1.9	2.6
Bad debt expense	2.4	32.8
Deferred income taxes	2.0	(23.4)
Dividends received from unconsolidated affiliates	18.2	15.8
Equity income in earnings of unconsolidated affiliates	(20.5)	(9.6)
Loss on extinguishment of debt	3.0	0.9
Foreign currency adjustments and other	1.0	0.4
Changes in operating assets and liabilities, net of effect of business acquisitions	11.6	115.8
Net cash provided by operating activities from continuing operations	597.5	497.9

CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS:
Purchases of property, plant and equipment	(82.1)	(73.6)
Acquisitions, net of cash acquired	(426.0)	(37.9)
Other	0.1	0.1
Net cash used in investing activities from continuing operations	(508.0)	(111.4)

CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS:
Proceeds from borrowings under long-term debt obligations	3,664.2	1,073.9
Repayments of borrowings under long-term debt obligations	(2,675.8)	(1,094.9)
Proceeds from exercise of stock options	14.4	2.4
Treasury stock repurchased	(565.8)	(199.6)
Dividends paid	(45.8)	—
Payments of deferred financing costs	(25.3)	(1.4)
Repayments of finance lease obligations and other	(9.5)	(8.9)
Net cash provided by (used in) financing activities from continuing operations	356.4	(228.5)

Net cash provided by continuing operations	445.9	158.0

Net operating cash flows (used in) provided by discontinued operations	(0.8)	1.5

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(6.8)	4.8
Increase in cash and cash equivalents	438.3	164.3
CASH AND CASH EQUIVALENTS, beginning of period	65.0	64.9
CASH AND CASH EQUIVALENTS, end of period	$503.3	$229.2

Summary of Channel Sales

The following table highlights net sales information, by channel and by business segment, for the three months ended September 30, 2021 and 2020:

	Three Months Ended September 30,
(in millions)	Consolidated		North America		International
	2021	2020	2021	2020	2021	2020
Wholesale (a)	$1,099.2	$987.2	$991.2	$887.1	$108.0	$100.1
Direct (b)	259.1	145.1	128.8	107.6	130.3	37.5
	$1,358.3	$1,132.3	$1,120.0	$994.7	$238.3	$137.6

(a)	The Wholesale channel includes all third party retailers, including third party distribution, hospitality and healthcare.
(b)	The Direct channel includes company-owned stores, online and call centers.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in millions, except percentages, ratios and per common share amounts)

The Company provides information regarding adjusted net income, adjusted EPS, adjusted gross profit, adjusted gross margin, adjusted operating income (expense), adjusted operating margin, EBITDA, adjusted EBITDA, consolidated indebtedness and consolidated indebtedness less netted cash, which are not recognized terms under GAAP and do not purport to be alternatives to net income, earnings per share, gross profit, gross margin, operating income (expense), operating margin or an alternative to total debt as a measure of liquidity. The Company believes these non-GAAP financial measures provide investors with performance measures that better reflect the Company's underlying operations and trends, providing a perspective not immediately apparent from net income, gross profit, gross margin, operating income (expense) and operating margin. The adjustments management makes to derive the non-GAAP financial measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP financial measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company's business.

The Company believes that exclusion of these items assists in providing a more complete understanding of the Company's underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company's business, to evaluate its consolidated and business segment performance compared to prior periods and the marketplace, to establish operational goals and to provide continuity to investors for comparability purposes. Limitations associated with the use of these non-GAAP financial measures include that these measures do not present all of the amounts associated with the Company's results as determined in accordance with GAAP. These non-GAAP financial measures should be considered supplemental in nature and should not be construed as more significant than comparable financial measures defined by GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information about these non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure, please refer to the reconciliations on the following pages.

Constant Currency Information

In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales, earnings or other historical financial information on a "constant currency basis," which is a non-GAAP financial measure. These references to constant currency do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior corresponding period's currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.

Adjusted Net Income and Adjusted EPS

A reconciliation of reported net income to adjusted net income and the calculation of adjusted EPS is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the reconciliation of the Company's reported net income to adjusted net income and the calculation of adjusted EPS for the three months ended September 30, 2021 and 2020:

	Three Months Ended
(in millions, except per share amounts)	September 30, 2021	September 30, 2020
Net income	$177.4	$121.4
Loss (income) from discontinued operations, net of tax (1)	0.1	(2.4)
Acquisition-related costs (2)	2.3	—
Aspirational plan amortization (3)	—	45.2
Loss on extinguishment of debt (4)	—	0.9
Accounting standard adoption (5)	—	0.8
Facility expansion costs (6)	—	0.6
Restructuring costs (7)	—	0.4
Tax adjustments (8)	(0.2)	(11.5)
Adjusted net income	$179.6	$155.4

Adjusted earnings per common share, diluted	$0.88	$0.74

Diluted shares outstanding	203.4	211.6

Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income (Expense) and Adjusted Operating Margin

A reconciliation of gross profit and gross margin to adjusted gross profit and adjusted gross margin, respectively, and operating income (expense) and operating margin to adjusted operating income (expense) and adjusted operating margin, respectively, are provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the Company's reported gross profit and the reconciliation of the Company's operating income (expense) to the calculation of adjusted operating (income) expense for the three months ended September 30, 2021. The Company had no adjustments to gross profit for the three months ended September 30, 2021.

	3Q 2021
(in millions, except percentages)	Consolidated	Margin	North America	Margin	International	Margin	Corporate
Net sales	$1,358.3		$1,120.0		$238.3		$—

Gross profit	$577.1	42.5%	$447.1	39.9%	$130.0	54.6%	$—

Operating income (expense)	$249.8	18.4%	$237.0	21.2%	$50.3	21.1%	$(37.5)
Adjustments:
Acquisition-related costs (2)	2.3		—		2.3		—
Adjusted operating income (expense)	$252.1	18.6%	$237.0	21.2%	$52.6	22.1%	$(37.5)

The following table sets forth the reconciliation of the Company's reported gross profit and operating income (expense) to the calculation of adjusted gross profit and adjusted operating income (expense) for the three months ended September 30, 2020.

	3Q 2020
(in millions, except percentages)	Consolidated	Margin	North America	Margin	International	Margin	Corporate
Net sales	$1,132.3		$994.7		$137.6		$—

Gross profit	$530.2	46.8%	$445.0	44.7%	$85.2	61.9%	$—
Adjustments:
Facility expansion costs (6)	0.6		0.6		—		—
Adjusted gross profit	$530.8	46.9%	$445.6	44.8%	$85.2	61.9%	$—

Operating income (expense)	$180.2	15.9%	$235.1	23.6%	$41.2	29.9%	$(96.1)
Adjustments:
Aspirational plan amortization (3)	45.2		—		—		45.2
Accounting standard adoption (5)	0.8		0.8		—		—
Facility expansion costs (6)	0.6		0.6		—		—
Restructuring costs (7)	0.4		—		0.4		—
Total adjustments	47.0		1.4		0.4		45.2

Adjusted operating income (expense)	$227.2	20.1%	$236.5	23.8%	$41.6	30.2%	$(50.9)

EBITDA, Adjusted EBITDA and Consolidated Indebtedness less Netted Cash

The following reconciliations are provided below:

•Net income to EBITDA and adjusted EBITDA
•Ratio of consolidated indebtedness less netted cash to adjusted EBITDA
•Total debt, net to consolidated indebtedness less netted cash

Management believes that presenting these non-GAAP measures provides investors with useful information with respect to the Company's operating performance, cash flow generation and comparisons from period to period, as well as general information about the Company's progress in reducing its leverage.

The Company's credit agreement (the "2019 Credit Agreement") provides the definition of adjusted EBITDA. Accordingly, the Company presents adjusted EBITDA to provide information regarding the Company's compliance with requirements under the 2019 Credit Agreement.

The following table sets forth the reconciliation of the Company's reported net income to the calculations of EBITDA and adjusted EBITDA for the three months ended September 30, 2021 and 2020:

	Three Months Ended
(in millions)	September 30, 2021	September 30, 2020
Net income	$177.4	$121.4
Interest expense, net	13.5	20.1
Loss on extinguishment of debt (4)	—	0.9
Income taxes	58.7	40.3
Depreciation and amortization	45.6	52.0
Aspirational plan amortization (3)	—	45.2
EBITDA	$295.2	$279.9
Adjustments:
Loss (income) from discontinued operations, net of tax (1)	0.1	(2.4)
Acquisition-related costs (2)	2.3	—
Accounting standard adoption (5)	—	0.8
Facility expansion costs (6)	—	0.6
Restructuring costs (7)	—	0.4
Adjusted EBITDA	$297.6	$279.3

The following table sets forth the reconciliation of the Company's net income to the calculations of EBITDA and adjusted EBITDA for the trailing twelve months ended September 30, 2021:

Trailing Twelve Months Ended
(in millions)	September 30, 2021
Net income	$593.4
Interest expense, net	56.6
Overlapping interest expense (9)	5.2
Loss on extinguishment of debt (4)	27.2
Income tax provision	173.3
Depreciation and amortization	169.7
Aspirational plan amortization (3)	4.2
EBITDA	$1,029.6
Adjustments:
Loss from discontinued operations, net of tax (1)	1.9
Earnings from Dreams prior to acquisition (10)	69.4
Acquisition-related costs (2)	6.2
Aspirational plan employer costs (11)	2.3
Other income (12)	(2.3)
Adjusted EBITDA	$1,107.1

Consolidated indebtedness less netted cash	$1,859.7

Ratio of consolidated indebtedness less netted cash to adjusted EBITDA	1.68 times

Under the 2019 Credit Agreement, the definition of adjusted EBITDA contains certain restrictions that limit adjustments to net income when calculating adjusted EBITDA. For the trailing twelve months ended September 30, 2021, the Company's adjustments to net income when calculating adjusted EBITDA did not exceed the allowable amount under the 2019 Credit Agreement.

The ratio of consolidated indebtedness less netted cash to adjusted EBITDA is 1.68 times for the trailing twelve months ended September 30, 2021. The 2019 Credit Agreement requires the Company to maintain a ratio of consolidated indebtedness less netted cash to adjusted EBITDA of less than 5.00:1.00 times.

The following table sets forth the reconciliation of the Company's reported total debt to the calculation of consolidated indebtedness less netted cash as of September 30, 2021. "Consolidated Indebtedness" and "Netted Cash" are terms used in the 2019 Credit Agreement for purposes of certain financial covenants.

(in millions)	September 30, 2021
Total debt, net	$2,338.8
Plus: Deferred financing costs (13)	22.9
Consolidated indebtedness	2,361.7
Less: Netted cash (14)	502.0
Consolidated indebtedness less netted cash	$1,859.7

Footnotes:

(1)
Certain subsidiaries in the International business segment are accounted for as discontinued operations and have been designated as unrestricted subsidiaries in the 2019 Credit Agreement. Therefore, these subsidiaries are excluded from the Company's adjusted financial measures for covenant compliance purposes.

(2)
In the third quarter of 2021, the Company recorded $2.3 million of acquisition-related stamp taxes. In the trailing twelve months ended September 30, 2021, the Company recognized $6.2 million of acquisition-related costs, primarily related to legal and professional fees and stamp taxes associated with the acquisition of Dreams.

(3)
In the third quarter of 2020, the Company recognized $45.2 million of performance-based stock compensation amortization related to the Company's long-term aspirational awards. In the trailing twelve months ended September 30, 2021, the Company recognized $4.2 million of amortization related to the aspirational awards.

(4)
In the third quarter of 2020, the Company recognized $0.9 million of loss on extinguishment of debt associated with the early repayment of the 364-day term loan. In the trailing twelve months ended September 30, 2021, the Company recognized $27.2 million of loss on extinguishment of debt associated with the redemption of the 2026 and 2023 Senior Notes.

(5)
In the third quarter of 2020, the Company recorded $0.8 million of charges related to the adoption of ASU No. 2016-13, "Financial Instruments - Credit Losses (Topic 326)". As permitted by the 2019 Credit Agreement, the Company elected to eliminate the effect of this accounting change within its covenant compliance calculation.

(6)	In the third quarter of 2020, the Company recorded $0.6 million of costs related to the opening of a Sealy manufacturing facility.
(7)	In the third quarter of 2020, the Company incurred $0.4 million of restructuring costs associated with International headcount reductions driven by the macro-economic environment.
(8)	Adjusted income tax provision represents the tax effects associated with the aforementioned items.
(9)
In the second quarter of 2021, the Company incurred $5.2 million of overlapping interest expense during the period between the issuance of the 2029 Senior Notes and the redemption of the 2026 Senior Notes.

(10)	The Company completed the acquisition of Dreams on August 2, 2021 and designated this subsidiary as restricted under the 2019 Credit Agreement. For covenant compliance purposes, the Company included $69.4 million of EBITDA from this subsidiary for the ten months prior to acquisition in the Company's calculation of adjusted EBITDA for the trailing twelve months ended September 30, 2021.
(11)	In the fourth quarter of 2020, the Company recognized $2.3 million of employer-related tax costs related to the aspirational plan compensation.
(12)	In the fourth quarter of 2020, the Company recorded $2.3 million of other income related to the sale of a manufacturing facility.
(13)
The Company presents deferred financing costs as a direct reduction from the carrying amount of the related debt in the Condensed Consolidated Balance Sheets. For purposes of determining total debt for financial covenant purposes, the Company has added these costs back to total debt, net as calculated per the Condensed Consolidated Balance Sheets.

(14)	Netted cash includes cash and cash equivalents for domestic and foreign subsidiaries designated as restricted subsidiaries in the 2019 Credit Agreement.